UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 3, 2010

EXOBOX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 625-7800
(Telephone number, including area code)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 3, 2010, Richard J. Kampa resigned as President, Chief Executive Officer and as a member of the Board of Directors.

On April 7, 2010, Michael G. Wirtz resigned as Vice President, Chief Financial Officer, Secretary and Treasurer.

On April 8, 2010, Floyd H. Griffith was appointed as Chief Executive Officer. Mr. Griffith will continue to serve as a Director.

Mr. Griffith is the founder & CEO of Houston-based Bimshire Creative Management where he has served from January 2009 to present.   Mr. Griffith has been a finance practitioner with Wall Street experience in securities issuance, investments, risk management, and securities regulation.  He worked for Merrill Lynch in 2008 and for Citi Smith Barney from 2006 to 2008. He also was a Risk Analyst with Oasis Capital Markets, a Houston hedge fund, during 2005.  As a regulatory analyst at the NASD (now FINRA) in 2004 and 2005, he promoted investor protection and market integrity by enforcing securities rules, laws, and regulation.  Griffith, who received his M.B.A. in finance from The Johns Hopkins University, is a 2004 graduate of the Wharton School’s Executive Development Program (EDP) at the University of Pennsylvania.

Item 9.01	Financial Statements and Exhibit

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Resignation Letter of Richard J. Kampa, dated as of April 3, 2010.
10.2	Resignation Letter of Michael Wirtz, dated as of April 7, 2010.
99.1	Press Release of Exobox Technologies Corp., dated April 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Michael S. Studdard
Michael S. Studdard, Chairman

Dated: April 8, 2010